Exhibit 8.1

BOCA RATON
BOSTON
CHICAGO
HONG KONG
LONDON
LOS ANGELES
NEW ORLEANS
1585 Broadway	NEWARK
New York, NY 10036-8299	PARIS
Telephone 212.969.3000	SÃO PAULO
Fax 212.969.2900	WASHINGTON
August 11, 2009
Suburban
Ladies and Gentlemen:
     We have acted as special counsel for Suburban Propane Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale by the Partnership of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated as of the date hereof (the “Prospectus Supplement”), the Preliminary Prospectus Supplement dated August 10, 2009 (the “Preliminary Prospectus Supplement”), and the Prospectus dated August 10, 2009 (the “Prospectus”) forming part of the Registration Statement on Form S-3 (No. 333-161221) (the “Registration Statement”) to which this opinion is an exhibit.
     In connection therewith, we prepared the discussions set forth under the caption “Material Tax Considerations” in the Prospectus Supplement and the caption “Tax Considerations for Unitholders” in the Prospectus (together, the “Discussions”).
     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus Supplement and the effective date of the Preliminary Prospectus Supplement in respect of the discussion set forth under the caption “Material Tax Considerations” and (ii) as of the effective date of the Prospectus in respect of the discussion set forth under the caption “Tax Considerations for Unitholders,” in all cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal” in the Prospectus and in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ Proskauer Rose LLP